PCD INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                    This Registration Rights Agreement (the "Agreement") is made as of this 27th day of February, 2002 by and among PCD Inc. (the "Company"), and each of the Lenders set forth on Schedule A attached hereto (the "Holders"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement (as defined below).

W I T N E S S E T H:

                    WHEREAS, the Company and the Holders are parties to that certain Amended and Restated Loan Agreement dated as of February 27, 2002 by and among the Agent, the Company and the therein defined Lenders, as amended, modified or restated from time to time (as amended, modified or restated, the "Loan Agreement");

                    WHEREAS, the Company issued to the Holders Warrants to purchase shares of Common Stock on March 6, 2000 (the "5th Amendment Warrants");

                    WHEREAS, the Company is issuing replacement warrants for the 5th Amendment Warrants;

                    WHEREAS, in connection with the closing of the Loan Agreement, the Company has issued to the Holders as of the date hereof certain Warrants to purchase 1,450,000 shares of Common Stock (together with the 5th Amendment Warrants, the "Warrants");

                    WHEREAS, the Company and the Holders wish to amend and restate that certain Registration Rights Agreement dated as of March 6, 2000 among the Company and the Holders as set forth herein,

                    WHEREAS, the Company and the Holders have agreed to grant the Holders certain rights to have their securities registered by the Company pursuant to the registration requirements of the Securities Act of 1933, as amended or supplanted (the "Securities Act");

                    WHEREAS, the Company and Emerson Electric Co., a Missouri corporation ("Emerson") are parties to that certain Registration Rights Agreement dated as of December 26, 1997 (the "Emerson Registration Rights Agreement"); and

                    WHEREAS, the parties hereto intend that the provisions and rights set forth in this Agreement shall be consistent with and subject to the provisions of Section 12 of the Emerson Registration Rights Agreement.

                    NOW THEREFORE, in consideration of the Holders agreement to the amendments to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    1.          Demand Registrations.

                                  1.1. At any time and from time to time subsequent to the date hereof, upon the written request of the holders of at least a majority of the Registrable Securities, (the "Initiating Holders") that the Company effect the Registration under the Securities Act (such a written request being hereinafter referred to as a "Demand Registration") of at least fifty percent (50%) of the Registrable Securities (as defined in Section 8 herein), the Company will promptly give written notice to all other holders of Registrable Securities that a Demand Registration has been received. For a period of 15 business days following receipt of such notice, the other holders of Registrable Securities may request that the Company also register their Registrable Securities. Following the expiration of such 15 business day period, the Company shall notify all holders of Registrable Securities of the number of Registrable Securities to be registered. Thereupon, the Company will use commercially reasonable efforts to cause the prompt Registration under the Securities Act, subject to the provisions of this Agreement, of all Registrable Securities which the holders thereof have requested the Company to register, and in connection therewith, prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a Registration Statement under the Securities Act to effect such Registration.

                    With respect to any Registration Statement filed, or to be filed, pursuant to this Section 1.1, if the Company shall furnish to the holders of Registrable Securities a certified resolution of the Board of Directors stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing, merger, sale of assets, recapitalization or other similar corporate activity, or the unavailability for reasons beyond the Company's control of any required audited financial statements, or any other event or condition of similar significance to the Company) be materially disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a Registration Statement to be maintained Effective, or to be filed and become Effective, and setting forth the reasons for such judgment, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to all holders of Registrable Securities); provided, however, that the Company may only declare two (2) Disadvantageous Conditions per fiscal year of the Company and any such Disadvantageous Condition may only extend for a period of 180 days; provided further, that the Company may not declare a Disadvantageous Condition within 180 days next following the end of a previous Disadvantageous Condition and the aggregate number of days that the Company may have a Disadvantageous Condition in any fiscal year shall not exceed 180. Upon receipt of any such notice of a Disadvantageous Condition, such holders of Registrable Securities will forthwith discontinue use of the disclosure document contained in such Registration Statement and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the disclosure document then covering such Registrable Securities current at the time of receipt of such notice, covering such Registrable Securities. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement, and such Registration Statement shall be maintained Effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was Effective, shall be such time as may be otherwise required by Section 1.3.

                    The holders of 50% of the Registrable Securities requested to be registered may, at any time prior to the Effective Date of the Registration Statement relating to such Registration, revoke such request, without liability to any of the other holders of Registrable Securities, by providing a written notice to the Company revoking such request.

                              1.2. Number of Registrations, Expenses. The Company shall not be obligated to effect more than two Registrations of Registrable Securities pursuant to requests from the holders of Registrable Securities under this Section 1 during the term of this Agreement. The Company shall pay all Registration Expenses in connection with the first Registration which the holders of Registrable Securities are entitled to request pursuant to this Section 1, provided, however, that the Company shall not be required to pay for any expenses of any Registration Expenses on any Registration begun pursuant to this Section 1 if the Registration request is subsequently withdrawn at the request of a majority of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of Registrable Securities to be registered agree to forfeit their right to one Demand Registration pursuant to this Section 1; provided further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of the request for a Demand Registration, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to the Section 1. Notwithstanding any other provisions contained in this Section 1, the Company shall not be required to register any Registrable Securities pursuant to an Effective Registration Statement in connection with a request for such Registration made in accordance with this Section 1 if any previous Registration Statement became Effective fewer than 180 days prior to such request.

                              1.3. Effective Registration Statement. A Registration requested pursuant to this Section 1 shall not be deemed to have been effected unless the Registration Statement relating thereto (i) has become Effective under the Securities Act and all of the Registrable Securities of the holders thereof included in such Registration have actually been sold thereunder, and (ii) has remained Effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such Registration have actually been sold thereunder); provided, however, that if any Effective Registration Statement requested pursuant to this Section 1 is discontinued prior to the sale of all Registrable Securities included in such Registration in connection with a Disadvantageous Condition, such Registration Statement shall not be included as one of the Registrations which may be requested pursuant to this Section 1; provided further, that if after any Registration Statement requested pursuant to this Section 1 becomes Effective (x) such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company, or (y) less than all of the Registrable Securities requested to be included in such Registration have been sold thereunder, such Registration Statement shall not be included as one of the Registrations which such holders of Registrable Securities are entitled to request pursuant to Section 1.2.

                              1.4. Selection of Underwriters. If any requested Registration pursuant to this Section 1 is in the form of an underwritten offering, the Company shall have the right to select the investment banker and manager or co-managers that will administer the offering, subject to the reasonable and timely approval of the Holders holding 50% of the Registrable Securities in respect of which Registration has been requested.

                              1.5. Priority in Requested Registrations. If a requested Registration pursuant this Section 1 involves an underwritten offering and the managing underwriter shall advise the Company that, in its opinion, the number of equity securities requested to be included in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such Registration (i) first the Registrable Securities proposed to be registered by holders thereof, pro rata based on the number of Registrable Securities proposed to be registered by each such holder and then, (ii) securities that the Company proposes to issue and sell for its own account and all other securities proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person.

                      2.     Incidental Registration.

                              2.1. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a Registration (i) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (ii) in connection with an acquisition by the Company of another company, or (iii) pursuant to Section 1) in a manner which would permit Registration of Registrable Securities for resale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 2.2, give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such holders' rights under this Section 2, at least 20 business days prior to the anticipated filing date of the Registration Statement relating to such Registration. Such notice shall offer all such holders the opportunity to include in such Registration Statement such number of Registrable Securities as each such holder may request. Upon the written request of any such holder made within 15 business days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder), the Company will use commercially reasonable efforts to effect the Registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof; provided, that (x) if such Registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the Company's Registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2.1 and prior to the Effective Date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to rights of the holders of Registrable Securities under Section 1). If a Registration pursuant to this Section 2.1 involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such Registration may elect, in writing prior to the effective date of the Registration Statement filed in connection with such Registration, not to register such Registrable Securities in connection with such Registration. No Registration effected under this Section 2 shall relieve the Company of its obligations to effect Registrations upon request under Section 1 or Section 3. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 2.

                              2.2. Priority in Incidental Registrations. If a Registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company that, in its good faith opinion, the number of equity securities (including all Registrable Securities) which the Company, the holders of Registrable Securities and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such Registration (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, securities that Emerson proposes to register pursuant to Section to of the Emerson Registration Rights Agreement; and (iii) third, Registrable Securities and all other securities proposed to be registered by the holders thereof, pro rata based on the number of Registrable Securities and other securities proposed to be registered by each such Person.

                      3.     Registrations on Form S-3.

                      In addition to the rights provided the holders of Registrable Securities in Section 1 and Section 2, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of the Initiating Holders, the Company will so notify each holder of Registrable Securities, including each holder who has a right to acquire Registrable Securities, and then will, as expeditiously as possible, use commercially reasonable efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the holder or holders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 3 unless the market value of the Registrable Securities to be sold in any such Registration shall be estimated to be at least $500,000 at the time of filing such Registration Statement, and further provided that the Company shall not be required to effect more than two Registrations under this Section 3 during any twelve (12) month period. The Company shall pay all Registration Expenses (excluding underwriting discounts and commissions and transfer taxes, if any) in connection with each Registration of Registrable Securities requested pursuant to this Section 3.

                      4.     Holdback Agreements.

                               4.1. If any Registration of Registrable Securities shall be effected in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 180 day Period which begins on, the effective date of such Registration Statement (except as part of such Registration) provided that each holder of Registrable Securities has received written notice of such Registration at least three days prior to the anticipated beginning of the seven day period referred to above and provided that each executive officer and each director of the Company and Emerson have agreed to a provision at least as restrictive as the one imposed by this Section.

                               4.2. If any Registration of Registrable Securities shall be effected in connection with an underwritten public offering, the Company agrees (i) not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Affiliate or the acquisition by the Company or an Affiliate of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 180 day period which begins on, the Effective Date of such Registration Statement (except as part of such Registration), and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144, or any successor provision, under the Securities Act (except as part of such Registration, if permitted).

                       5.     Registration Procedures.

                       In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall:

                               5.1. Prepare and file with the Commission as soon as practicable, and in any event within 120 days after receipt of a request for Registration, a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use commercially reasonable efforts to cause such Registration Statement to become and remain Effective as provided herein, provided that at least fifteen (15) business days prior to filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (x) furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed for said counsel's review and comment and (y) notify each holder of Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                               5.2. Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep Effective such Registration Statement for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174 under the Securities Act, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

                               5.3. Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as any holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

                               5.4. Use commercially reasonable efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

                               5.5. Use commercially reasonable efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

                               5.6. Immediately notify each holder of such Registrable Securities at any time when a disclosure document relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such holder a Supplement or amendment to such disclosure document so that, as thereafter delivered to the holders of such Registrable Securities, such disclosure document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                               5.7. Use commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or the NASDAQ national market and on each securities exchange upon which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement.

                               5.8. Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being covered by such Registration Statement or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

                               5.9. Make available for inspection by any holder of Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, "Records"), and cause the Company's and its Affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

                               5.10. Use commercially reasonable efforts to obtain (a) a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority in interest of the Registrable Securities being sold reasonably request and (b) at the time of any underwritten sale pursuant to a Registration Statement, a "bring-down comfort letter", dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the holders of a majority in interest of the Registrable Securities covered by such Registration Statement and the underwriters reasonably request.

                               5.11. Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section I l(a) of the Securities Act and Rule 158 thereunder.

                               5.12. In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order.

                    It shall be a condition precedent to the obligation of the Company to take any action with respect to securities of a holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required In connection with the action taken by the Company.

                    Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.6, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 5.6 hereof, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such holder's possession, of the disclosure document covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5.2 shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.6 hereof to and including the date when each holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended disclosure document contemplated by Section 5.6.

                    6.     Indemnification.

                            6.1. Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such Registration Statement, their respective directors and officers, general partners, limited partners and managing directors, each person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any such holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which such holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration. The Company shall reimburse each such holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder in its capacity as a holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                            6.2. Indemnification by the Holders of Registrable Securities and Underwriters. Any Holder the Registrable Securities of which are included in any Registration Statement shall, severally (and not jointly with any other Holder), indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company and its directors, officers, controlling persons from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. No Holders shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security (after deduction of applicable underwriting discounts and commissions and transfer taxes) and the number of Registrable Securities sold pursuant to such Registration Statement or disclosure document by such holder.

                            6.3. Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be, made pursuant to this Section 6, such indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                            6.4. Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 6 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                            6.5. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the holders of Registrable Securities and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the holders of Registrable Securities and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing in the disclosure document bears to the public offering price appearing therein and the Company and the holders of Registrable Securities are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company and the holders of Registrable Securities, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (x) the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included such offering, and (y) the relative fault of the Company, on the one hand, and the holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses but after deducting applicable underwriting discounts and commissions and transfer taxes) received by the holders of the Registrable Securities with respect to such offering exceeds the purchase price paid to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth in the disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the holders of Registrable Securities agree that any contribution required to be made by such holder pursuant to this Section 6.5 shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses but after deducting applicable underwriting discounts and commissions and transfer taxes) received by such holder with respect to such offering. For purposes of this Section, each Person, if any, who controls a holder of Registrable Securities or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such holder or Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                            6.6. Rule 144.

                            The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144 or Rule 144A. The Company will, at the request of any Holder of Registrable Securities, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act on the second anniversary date of this Agreement, provided that the Holder is not at this time (or within the previous 90 days) and affiliate of the Company.

                   7. DEFERRAL; BLACK-OUT.  Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Holders named in any registration statement filed hereunder a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (after consultation with counsel) (i) that continued use by the Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in such registration statement (or the prospectus relating thereto) of material, nonpublic information (the "Non-Public Information") concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the Holders to use the registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 60 days after delivery by the Company of the certificate referred to above in this Section 7. During the Suspension Period, none of the Holders shall offer or sell any Registrable Securities pursuant to or in reliance upon the registration statement (or the prospectus relating thereto). Notwithstanding the foregoing (a) if disclosure of the Non-Public Information is made during a Suspension Period, then the Company shall promptly terminate the Suspension Period and immediately notify the Stockholders of such termination and (b) the Company may not implement the right to initiate a Suspension Period more than twice in any twelve month period. To the extent that the Company initiates one or more Suspension Periods hereunder, the Company shall maintain the effectiveness of the Registration Statement for an additional number of days equal to the aggregate amount of days that the Company implemented such Suspension Periods.

                    8.     Miscellaneous.

                             8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy hereunder.

                             8.2 Notices. All notices and other communications from the Company to the Holders shall be mailed by recognized overnight courier first class registered or certified air mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holders who has so furnished an address to the Company.

                             8.3 Modification, etc. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holders of a majority of the Registrable Securities and the Company. This Agreement is being delivered in The Commonwealth of Massachusetts and shall be construed and enforced in accordance with and governed by the laws of such commonwealth without regard to its conflict of laws principles. All section headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                             8.4 No Inconsistent Agreements. The Company will not, at any time after the effective date of this Agreement, enter into any agreement or contract (whether written or oral) with respect to any of its securities which is inconsistent in any respect with the registration rights granted by the Company to the holders of the Warrants pursuant to this Agreement or otherwise conflicts with the provisions hereof.

                             8.5 Assignment. This Agreement shall inure to the benefit and be binding upon each Holder and its heirs, successors and assigns. The Company's obligations under this Agreement shall not be assigned, and its duties under this Agreement shall not be delegated.

                    9.     Certain Definitions.

                    "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act of the Exchange Act.

                    "Effective" shall mean that all requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has declared the Registration Statement effective.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    "Registrable Securities" shall mean (i) all shares of Common Stock and other securities issued or issuable upon exercise of the Warrants, and (ii) all shares of Common Stock and other securities directly or indirectly issued or issuable with respect to such Common Stock or other securities by way of stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act.

                    "Registration" shall mean registration of the Company's Common Stock pursuant to an Effective Registration Statement.

                    "Registration Statement" shall mean any disclosure document that the Company is required to file under the Securities Act in connection with a public offering of Registrable Securities.

                    "Securities Act" shall mean the Securities Act of 1933, as amended from time to time or any other federal act, rule or regulation requiring Registration with any federal agency in connection with a public offering of Registrable Securities.

IN WITNESS WHEREOF, PCD INC. has caused this instrument to be duly executed as a document under seal by its duly authorized officer this 27th day of February, 2002.

PCD INC.

By:_____________________

Name:

Title:

FLEET NATIONAL BANK, individually and as Agent

By:_____________________

Name:

Title:

CITIZENS BANK OF MASSACHUSETTS

By:

    Name:

    Title:

COMERICA BANK - California, successor by merger to Imperial Bank

By:

    Name:

    Title:

EASTERN BANK

By:

    Name:

    Title:

IBJ WHITEHALL BANK & TRUST COMPANY

By:

    Name:

    Title:

FIRST UNION NATIONAL BANK

By:

    Name:

    Title:

FIRST SOURCE LOAN OBLIGATIONS TRUST

By: FIRST SOURCE FINANCIAL, INC., its Servicer and Administrator

By:

    Name:

    Title:

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